UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 28, 2010

GLACIER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Montana
(State or other jurisdiction of incorporation)

(Commission File Number) 000-18911	(IRS Employer Identification No.) 81-0519541

49 Commons Loop
Kalispell, Montana 59901
(Address of principal executive offices)  (zip code)

Registrant's telephone number, including area code: (406) 756-4200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))
☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 5.07                      Submission of Matters to a Vote of Security Holders.

At the 2010 Annual Meeting of Shareholders of Glacier Bancorp, Inc. held on April 28, 2010, two proposals were submitted to and approved by the shareholders. Of 61,619,803 shares outstanding and entitled to vote at our Annual Meeting, 54,527,808 were present in person or by proxy. The proposals are described in detail in the Company’s Proxy Statement. The following is a summary of the voting results for each matter presented to the shareholders:

Proposal  1

Election of Directors:	Votes For	Votes Withheld
Michael J. Blodnick	46,552,133	736,224
James M. English	34,446,384	12,841,972
Allen J. Fetscher	34,426,488	12,861,869
Dallas I. Herron	34,448,093	12,840,264
Jon W. Hippler	46,430,615	857,742
Craig A. Langel	34,431,859	12,856,498
L. Peter Larson	31,865,725	15,422,632
Douglas J. McBride	34,447,141	12,841,216
John W. Murdoch	34,445,925	12,842,432
Everit A. Sliter	43,525,710	3,762,647

Proposal 2

	Votes For	Votes Against	Votes Abstain	Broker Non-Vote
Ratification of BKD, LLP
as independent registered
public accountants	53,917,396	190,775	298,410	121,228

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 4, 2010	GLACIER BANCORP, INC.

/s/ Michael J. Blodnick
	By:	Michael J. Blodnick
President and Chief Executive Officer